                                                                     Exhibit 5.2

                        [Pepper Hamilton LLP Letterhead]

                                 August 1, 2002

ViroPharma Incorporated
405 Eagleview Boulevard
Exton, Pa 19341
Ladies and Gentlemen:

          Reference is made to our opinion dated July 3, 2001 and included as
Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333-64482) (the "Registration Statement") filed on July 3, 2001 by ViroPharma Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). We are rendering this supplemental opinion in connection with the prospectus supplement (the "Prospectus Supplement") filed on or about August 1, 2002 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of 3,000,000 shares of the Company's common stock, $0.002 par value per share (the "Shares"), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

          We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

          Our opinion is limited to the General Corporation Law of the State of Delaware, as amended, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws and the federal securities laws, each as in effect on the date hereof.

          We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

                                         Very truly yours,


                                         /s/ Pepper Hamilton LLP